SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 16, 2009
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-13740 (Commission File Number)	38-3294588 (IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 16, 2009, Borders Group, Inc. (the “Company”) and Pershing Square Capital Management, L.P. on behalf of certain of its affiliates (collectively, “Pershing Square”) amended the terms of the offer to purchase Borders’ U.K. based business interests (the “UK Purchase Offer Option”) so that the UK Purchase Offer Option gives the Company the right to require Pershing to acquire all of the shares of the Paperchase gifts and stationary business (“Paperchase”), whereas the UK Purchase Offer Option previously applied to substantially all of the shares of Paperchase and the Company’s minority interest in Bookshop Acquisition Ltd. The consideration for the UK Purchase Offer Option remains the same at $65,000,000. The purpose of the Amendment was to simplify implementation of the UK Purchase Offer Option should Borders decide to exercise its rights thereunder. The purchase offer letter, dated as of April 9, 2008 from Pershing Square to the Company (the "Purchase Offer Letter"), remains in full force and effect except as modified by the amendments described herein.

The foregoing description of the UK Purchase Offer Option and the amendment thereto does not purport to be complete and is qualified in its entirety by reference to the Purchase Offer Letter and the amendments thereto, which are attached hereto as exhibits.

ITEM 9.01	Financial Statements and Exhibits.
Exhibits:
10.1 (1)	Purchase Offer Letter, dated as of April 9, 2008, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.2 (2)	Extension of Purchase Offer Letter, dated as of December 22, 2008, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.3	Amendment to Purchase Offer Letter, dated as of January 16, 2009, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

(1) Incorporated by reference from the Company’s Current Report on Form 8-K dated April 9, 2008 (File No. 1-13740).
(2) Incorporated by reference from the Company’s Current Report on Form 8-K dated December 22, 2008 (File No. 1-13740).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)

Dated: January 20, 2009	By: /s/ MARK BIERLEY Mark Bierley Executive Vice President and Chief Financial Officer